Exhibit 4.7

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), is entered into as of January 4, 2012 by and between: GLOBAL AXCESS CORP., a Nevada corporation (“Global”); NATIONWIDE MONEY SERVICES, INC., a Nevada corporation (“NMS”); NATIONWIDE NTERTAINMENT SERVICES, INC., a Nevada corporation (“NNS”); EFT INTEGRATION, INC., a Florida corporation (“EFT”; Global, NMS, NNS and EFT being hereafter referred to individually, collectively, jointly and severally as the “Borrowers”); and FIFTH THIRD BANK, an Ohio Banking corporation (the “Bank”).

W I T N E S S E T H:

A. Borrowers and Bank have previously entered into that certain Loan and Security Agreement dated as of June 18, 2010, as amended by that certain First Amendment to Loan and Security Agreement dated December 17, 2010 (as the same may be further amended from time to time, the “Loan Agreement”), pursuant to which Bank has extended certain credit facilities to Borrowers.

B. Pursuant to the Loan Agreement, Borrower previously executed and delivered that certain Term Note in the original principal amount of FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00) dated June 18, 2010 (as the same may be amended, modified, restated and/or replaced from time to time, the “Note”).

C. Pursuant to the Borrowers’ request, the Bank has extended certain other financial accommodation to the Borrowers. In consideration therefore, and as a condition thereof, the parties have agreed to amend the payment schedule with respect to the Note attached as Schedule 2.2(b) to the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.                  Capitalized Terms. Capitalized terms not otherwise defined herein shall continue to have the meanings given them in the Loan Agreement.

2.                  Amendment to Loan Agreement. Effective as of the date hereof, the Loan Agreement is hereby amended:

a.                   by deleting the term “Term Loan Maturity Date” in its entirety, and substituting the following therefore:

“Term Loan Maturity Date” shall mean December 18, 2014, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrowers and accepted by the Bank in its sole and absolute discretion;

b.                  by deleting the Schedule of Term Loan Interest and Principal Payments attached as Schedule 2.2(b) thereto in its entirety, and substituting the Schedule of Term Loan Interest and Principal Payments attached hereto as Schedule 2.2(b) therefore.

3.                  Amendments to Other Loan Documents. All other Loan Documents shall be deemed modified as necessary to be consistent with the amendment to the Loan Agreement identified in Section 2 above. Borrower affirms and acknowledges that this Amendment, shall be a deemed a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents.

4.                  Representations and Warranties of the Borrowers. Each Borrower, on its own behalf and with respect to said Borrower (as applicable), hereby represents and warrants:

a.                   Each of the Loan Agreement, this Amendment, the Note and the other Loan Documents constitutes a legal, valid and binding joint and several obligation of Borrower and is enforceable against Borrower in accordance with its terms;

b.                  there is no Event of Default under the Loan Agreement or under any of the other Loan Documents, nor does any circumstance or event exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default thereunder; and

c.                   Borrower’s representations and warranties in the Loan Agreement are and remain true and correct as of the date of this Amendment (except for those representations and warranties which were given in the Loan Agreement as of a specified date, which Borrower hereby represents remains true and correct as of said date).

5.                  Conditions Precedent. The effectiveness of this Amendment and all obligations and waivers of the Bank hereunder, are subject to the satisfaction of the following:

a.                   Borrowers shall have executed and delivered each of the following:

i.                    This Amendment; and

ii.                  Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which the Bank shall require.

b.                  The representations and warranties of the Borrowers set forth in Section 4 above shall be true and correct in all material respects at and as of the date hereof.

6.                  Loan Agreement and Other Loan Documents In Full Force and Effect. Each of the parties hereby expressly acknowledges and agrees that:

a.                   Except as specifically modified hereby, all terms and provisions of the Loan Agreement and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect.

b.                  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Bank under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents;

2

c.                   The liens evidenced by the Loan Documents shall in no way be deemed to have been subordinated, released, modified, terminated, or otherwise affected by this Amendment;

d.                  The liens created by the Loan Documents shall continue in full force and effect, shall have the same validity, priority and effect that they had immediately prior to the execution of this Amendment (and the other documents and instruments executed and delivered pursuant to this Amendment, if any), and shall survive (without interruption) and not be merged into the execution and delivery of this Amendment (or any of the other documents and instruments to be executed pursuant to this Amendment, if any);

e.                   All references in the Loan Agreement and all other Loan Documents to “this Agreement” and any other references of similar import shall, as of the date hereof, mean the Loan Agreement or such of the Loan Documents (as applicable) as amended by this Amendment; and

f.                   All covenants of Borrowers in this Amendment shall be deemed to be covenants of Borrowers under the Loan Agreement and the other Loan Documents (as applicable), and all representations and warranties of Borrowers in this Amendment shall be deemed to be representations and warranties of Borrowers under the Loan Agreement and the other Loan Documents (as applicable).

7.                  Acknowledgement. Each Borrower, on its own behalf and with respect to said Borrower, hereby acknowledges and agrees that the Bank has fulfilled any and all of its obligations under the Loan Documents to date, including without limitation any and all obligations with respect to the Note. Each Borrower, on its own behalf and with respect to said Borrower, also hereby releases and holds the Bank harmless from and against any and all claims, actions, lawsuits, damages, costs and expenses whatsoever which any of the Borrowers may have had or currently may have against the Bank in connection with or related to the Loan Documents, including without limitation any of the foregoing resulting from, or otherwise relating to, the Note.

8.                  Costs and Expenses; Fees. Borrowers shall jointly and severally be responsible for any and all costs, expenses, fees, charges, taxes (other than taxes on the income of Bank), of whatever kind and nature, incurred by Bank in connection with the transactions provided for in this Amendment, including, without limitation, attorneys’ fees and costs and recording fees.

9.                  Attorneys’ Fees; Enforcement. Each Borrower hereby acknowledges and agrees that Bank may hire or pay someone else to help enforce this Amendment or any of the other Loan Documents. Each Borrower hereby further acknowledges and agrees the Borrowers, jointly and severally, shall pay on demand all reasonable costs and expenses of every kind incurred by Bank in enforcing this Amendment or any of the other Loan Documents, or for any other purpose related to this Amendment. “Costs and expenses” as used in the preceding sentence shall include, without limitation, reasonable attorneys’ fees and reasonable legal expenses (including all court costs and such additional fees as may be directed by the court), whether or not there is a lawsuit, incurred by Bank in retaining counsel for advice, suit, appeal, any insolvency or bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) or other proceedings, or for any other purpose specified in the preceding sentence.

3

10.              Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law. Any term or provision of this Amendment that is invalid or unenforceable in any situation shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation. In the event that any clause, term, or condition of this Amendment shall be held invalid or contrary to law: (a) this Amendment shall remain in full force and effect as to all other clauses, terms, and conditions; (b) the subject clause, term, or condition shall be revised to the minimum extent necessary to render the modified provision valid, legal and enforceable; and (c) the remaining provisions of this Amendment shall be amended to the minimum extent necessary so as to render the Amendment as a whole most nearly consistent with the parties’ intentions in light of the modification or removal of the invalid or illegal provision.

11.              Headings and Construction. The section and other headings contained in this Amendment are for convenience and shall not be deemed to limit, characterize or interpret any provision of this Amendment. Any word or defined term in this Amendment shall be read as singular, plural, masculine, feminine or neuter as may be appropriate under the circumstances then existing.

12.              Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of each of the parties hereto.

13.              Incorporation of Recitals; Reliance. Each of the Borrowers hereby acknowledges that the foregoing recitals to this Amendment are true and correct, each are to be incorporated herein as an integral part hereof, and each shall be considered as substantive and not precatory language. Each of the Borrowers also hereby recognizes and acknowledges that: (a) in accepting this Amendment and agreeing to make the modifications contained herein, Bank is expressly relying on the truth and accuracy of each Borrower’s recitals, warranties and representations set forth in this Amendment without any obligation to investigate the truth and accuracy thereof; (b) such reliance exists on the part of the Bank prior hereto; (c) such recitals, warranties and representations are a material inducement to Bank in making the modifications identified above and accepting this Amendment; and (d) Bank would not be willing to make the modifications identified above and/or accept this Amendment in the absence of any of such recitals, warranties and representations.

14.              Counterparts. This Amendment may be executed in any number of counterparts. Each such executed counterpart shall be deemed an original hereof and all such executed counterparts shall together constitute one and the same instrument. Copies of signatures transmitted by mail, facsimile, or email or any other electronic method, shall be considered authentic and binding.

[Remainder Of Page Intentionally Left Blank, Signature Page To Follow]

4

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

BORROWERS:	GLOBAL AXCESS CORP, a Nevada corporation

	By:	/s/ Lock Ireland
Lock Ireland, Co-Chief Executive Officer

NATIONWIDE MONEY SERVICES INC., a Nevada corporation

By:	/s/ Lock Ireland
Lock Ireland, , President

NATIONWIDE NTERTAINMENT SERVICES, INC. , a Nevada corporation

By:	/s/ Lock Ireland
Lock Ireland, , President

EFT INTEGRATION, INC., a Nevada corporation

By:	/s/ Lock Ireland
Lock Ireland, , President

BANK:	FIFTH THIRD BANK, an Ohio Banking corporation

	By:	/s/ Janice Kriwanek
Janice Kriwanek, Senior Vice President

5

Schedule 2.2(b)

Schedule of Term Loan Interest and Principal Payments

6